Exhibit 10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED OR OMITTED.

EX TOPCO, LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated [•], 2023

THE MEMBERSHIP INTERESTS ISSUED PURSUANT TO THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

SUCH MEMBERSHIP INTERESTS ARE ALSO SUBJECT TO THE ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THIS AGREEMENT.

i

SCHEDULES AND EXHIBITS

Schedule of Units

Schedule of Members

Contribution Schedule

Exhibit A – Closing Capital Contributions and Capital Accounts

Exhibit B – Initial Budget

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

EX TOPCO, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of EX TOPCO, LLC, a Delaware limited liability company (the “Company”), is entered into on [•], 2023 (the “Closing Date”), pursuant to the Delaware Limited Liability Company Act, Delaware Code Ann. Title 6, §§18-101, et seq. (the “Delaware Act”), by and among the Company, EXWHP, LLC, a Delaware limited liability company (“EXWHP”), [[•],a [•],]and Express Inc., a Delaware Corporation (“Express”). Capitalized terms used herein shall have the respective meanings ascribed to such terms in Article I.

RECITALS:

WHEREAS, Express, the Company and WH Borrower, LLC, a Delaware limited liability company (“WHP”), entered into that certain Membership Interest Purchase Agreement on December [8], 2022 (the “Purchase Agreement”);

WHEREAS, Express and WHP entered into that certain PIPE Investment Agreement (the “Investment Agreement”) on December [8], 2022;

WHEREAS, the Company was formed on [•]as a Delaware limited liability company pursuant to and in accordance with the Delaware Act, as the same may be further amended, supplemented or otherwise modified from time to time, and was initially governed by the Limited Liability Company Agreement of the Company, dated December [•], 2022 (the “Original Agreement”);

WHEREAS, Express and [•], entered into that certain Contribution Agreement (the “Contribution Agreement”) on [•], 2023; and

WHEREAS, the members under the Original Agreement desire to amend and restate in its entirety the Original Agreement on the terms and conditions contained herein and to enter into this Company Agreement with the additional members that are parties hereto.

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“1934 Act” means the United States Securities Exchange Act of 1934 and applicable rules and regulations thereunder. Any reference herein to a specific section, rule or regulation of the 1934 Act shall be deemed to include any corresponding provisions of future law.

“Action” means any claim, charge, demand, action, cause of action, inquiry, audit, suit, arbitration, indictment, litigation, hearing or other proceeding (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private).

“Additional Member” means any Person that has been admitted to the Company as a Member after the Closing Date pursuant to Section 3.2(b) by virtue of having received its Membership Interest from the Company and not from any other Member or assignee of any Units.

“Adjusted Capital Account Deficit” means, with respect to any Member’s Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Capital Account balance shall be (i) reduced for any items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6), and (ii) increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Regulations Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain).

“Affiliate” when used with reference to another Person means any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person.

“Agreement” has the meaning set forth in the recitals.

“Bankruptcy” means, with respect to any Person, the occurrence of any of the following events: (a) the filing of an application by such Person for, or a consent to, the appointment of a trustee or custodian of such Person’s assets; (b) the filing by such Person of a voluntary petition in Bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing such Person’s inability to generally pay its debts as they become due; (c) the failure of such Person to pay its debts as such debts become due; (d) the making by such Person of a general assignment for the benefit of creditors; (e) the filing by such Person of an answer admitting the material allegations of, or such Person’s consenting to, or defaulting in answering, a Bankruptcy petition filed against him in any Bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or (f) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person as bankrupt or insolvent or for relief in respect of such Person or appointing a trustee or custodian of such Person’s assets and the continuance of such order, judgment or decree unstayed and in effect for a period of 60 consecutive calendar days.

“Board” means, as of any date, the then-current board of managers of the Company, which shall have the power and authority described in this Agreement.

“Board Deadlock” means, with respect to any matter brought before the Board for a vote, a situation pursuant to which a quorum of the Board (as determined pursuant to Section 7.3) consists of two (2) WHP Holders and two (2) Express Holders, and the WHP Holders and the Express Holders fail to approve such matter pursuant to the second sentence of Section 7.3(b).

“Business Day” means any calendar day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

“Capital Account” has the meaning set forth in Section 3.3(a).

“Capital Contributions” means any cash, cash equivalents or, at the consent of the Board the Fair Market Value of other property that a Member contributes to the Company with respect to any Unit or other Equity Securities issued pursuant to Section 3.1(a) (net of liabilities assumed by the Company or to which such property is subject).

“Certificate of Formation” means the certificate of formation of the Company filed with the State of Delaware on [•].

“Class A Units” has the meaning set forth in Section 3.1(a).

“Closing” means the closing of the transactions contemplated by the Purchase Agreement.

“Closing Date” has the meaning set forth in the preamble hereto.

“Code” means the United States Internal Revenue Code of 1986.

“Company” has the meaning set forth in the preamble.

“Company IP” means any and all (a) Contributed Assets and (b) other Intellectual Property owned or controlled by the Company as of the Closing Date or any time thereafter.

“Company IP Licensee” means any Person directly or indirectly authorized or permitted by the Company to use any of the Company IP, whether by license grant or other permission, or to which the Company directly or indirectly grants any right or interest in or to any Company IP; provided that Company IP Licensee shall exclude any member of the Express Group.

“Company Minimum Gain” has the meaning set forth for the term “partnership minimum gain” in Regulations Section 1.704-2(d).

“Company Sale” means the consummation of a transaction, whether in a single transaction or in a series of related transactions, that results in (a) the sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person (or group of Persons acting in concert) or (b) a merger of the Company, recapitalization of the Company or other sale (in one transaction or a series of related transactions) of equity interests or voting power of the Company to a Person (or group of Persons acting in concert), in each case, that results in any Person (or group of Persons acting in concert) beneficially owning more than 50% of the equity interests or voting power of the Company (or any resulting entity (or ultimate parent thereof) after such transaction), in each case, other than a Transfer of Equity Securities of the Company by the WHP Holder in accordance with Section 9.1(b) or by the Express Holder in accordance with Section 9.1(b).

“Contributed Assets” has the meaning set forth in the Contribution Agreement.

“Contribution Agreement” has the meaning set forth in the preamble.

“Contribution Schedule” has the meaning set forth in Section 3.2(a).

“Control” means, the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise and, in any event, without limitation of the previous sentence, any Person owning more than 50% or more of the voting securities of another Person shall be deemed to control that Person.

“Convertible Debt Securities” means, as applicable, any debt securities directly or indirectly convertible into, or exchangeable for, any capital stock, Company or membership interests in the Company or any of its Subsidiaries.

“Covered Person” has the meaning set forth in Section 7.5(g).

“Delaware Act” has the meaning set forth in the preamble.

“Depreciation” has the meaning set forth in the definition of “Net Income” or “Net Loss” under paragraph (e) therein.

“Distribution” means each distribution after the Closing Date made by the Company to a Member, whether in cash, property or securities of the Company.

“EBITDA” means for any applicable period, the revenues earned by the Company over the applicable period less the operating expenses incurred by the Company over the same applicable period, and calculated in a manner consistent with the Initial Budget.

For the avoidance of doubt, the calculation of EBITDA shall not subtract the following items:

(a) Interest expense (net of interest income);

(b) Income taxes and other tax related expenses;

(c) Depreciation & amortization;

(d) Impairment and other asset write-offs;

(e) Non-cash equity compensation;

(f) Gain or loss on the sale of assets;

(g) Amount of any non-controlling or minority interest charges;

(h) Fees, expenses, gains, and losses associated with litigation outside of the ordinary course;

(i) Gains and losses related to hedging instruments or foreign currency translation; and

(j) Other non-cash items.

“EBITDA Margin” means the amount of the Company’s EBITDA as a percentage of the Company’s revenue, in each case, during the applicable period of calculation.

“Economic Interest” means the right to allocations of items of income, gain, loss, deduction, credit or similar items and the right to Distributions of cash and other property as provided in Article IV and Article XI of this Agreement and the Delaware Act, but shall not include any right to participate in the management or affairs of the Company, including the right to vote in the election of the Managers, vote on, consent to or otherwise participate in any decision of the Members, or any right to receive information concerning the business and affairs of the Company, in each case, except as expressly otherwise provided in this Agreement or required by the Delaware Act.

“Equity Securities” means, as applicable, (a) any capital stock, partnership or membership interests or other share capital; (b) any equity securities directly or indirectly convertible into or exchangeable for any capital stock, partnership or membership interests or other share capital or containing any profit participation features; (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, partnership or membership interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, partnership or membership interests, other share capital or securities containing any profit participation features (including any Convertible Debt Securities); (d) any share appreciation rights, phantom share rights or other similar rights; or (e) any Equity Securities issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a Public Offering, combination of shares, recapitalization, merger, consolidation or other reorganization.

“Excess Cash” means cash held by the Company, directly or indirectly, in excess of the Minimum Cash Reserve.

“Express” has the meaning set forth in the recitals.

“Express Change of Control” means any transaction or series of transactions pursuant to which any Person, or group of related Persons in the aggregate, acquires or becomes the beneficial owner of, directly or indirectly, (a) more than 50% of the outstanding common stock of Express, whether by merger, liquidation, consolidation, reorganization, combination, sale, tender or exchange offer or otherwise or (b) all or substantially all of Express’s assets, determined on a consolidated basis.

“Express Group” means Express and its Subsidiaries.

“Express Holder” means (i) the Express Initial Holder and (ii) any Permitted Transferee of the Express Initial Holder that becomes party hereto or any of their respective successors.

“Express Initial Holder” means Express.

“Express Managers” has the meaning set forth in Section 7.2(a)(ii).

“Fair Market Value” means, with respect to any asset or securities, the fair market value for such assets or securities as between a willing buyer and a willing seller in an arm’s length transaction occurring on the date of valuation, taking into account all relevant factors determinative of value, as reasonably determined by the Board in good faith.

“federal” means the federal government of the United States.

“Fiscal Quarters” means the fiscal quarters of the Company and its Subsidiaries.

“Fiscal Year” means the fiscal year of the Company and its Subsidiaries, ending on December 31 of each calendar year.

“Governmental Entity” means any multinational, national, federal, territorial, state or local, whether foreign or domestic, governmental entity, quasi-governmental entity, court, tribunal, judicial or arbitral body, commission, board, bureau, agency or instrumentality, or any regulatory, administrative or other department, agency, or any political or other subdivision, department or branch of any of the foregoing., in each case, having jurisdiction over the Company or any of its Subsidiaries or any of the property or other assets of the Company or any of its Subsidiaries.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset on the date of the contribution;

(b) the Gross Asset Values of all Company assets may be adjusted to equal their respective gross Fair Market Values as of the following times:

(i) in the discretion of the Board, the acquisition of an additional interest in the Company after the Closing Date by a new or existing Member in exchange for more than a de minimis Capital Contribution;

(ii) in the discretion of the Board, the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing or a new Member acting in a “partner capacity,” or in anticipation of becoming a “partner” (in each case within the meaning of Regulations Section 1.704-1(b)(2)(iv)(f)(5)(iii));

(iii) in the discretion of the Board, the Distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company;

(iv) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(v) such other times as the Board shall reasonably determine to be necessary or advisable in order to comply with Regulations promulgated under Subchapter K of Chapter 1 of the Code.

(c) the Gross Asset Value of any Company asset distributed to a Member shall be adjusted immediately prior to such distribution to equal the gross Fair Market Value of such asset on the date of Distribution;

(d) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Board reasonably determines that an adjustment pursuant to subparagraph (b) of this definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d); and

(e) with respect to any asset that has a Gross Asset Value that differs from its adjusted tax basis, Gross Asset Value shall be adjusted by the amount of Depreciation rather than any other depreciation, amortization or other cost recovery method.

“Holder Indemnitors” has the meaning set forth in Section 7.5(h).

“HSR Act” has the meaning set forth in Section 11.7.

“Income” means individual items of Company income and gain determined in accordance with the definitions of Net Income and Net Loss.

“Initial Budget” has the meaning set forth in Section 7.10.

“Initial Public Offering” means a Public Offering and sale of Equity Securities of the Company or any successor thereof pursuant to an effective registration statement under the Securities Act or other applicable foreign securities regulations if immediately thereafter the Company or any successor thereof has publicly held securities listed on a national securities exchange.

“Intellectual Property” means all Intellectual property and proprietary rights and rights in confidential information of every kind and description throughout the world, including: (a) patents and applications therefor, invention disclosures and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof; (b) fictional business names, corporate names, trade names, logos, slogans, trade dress rights, registered and unregistered trademarks and service marks, Internet domain names, social media accounts, other sources of origin and applications for any of the foregoing, together with all appurtenant goodwill, along with renewals thereof; (c) copyrights and copyrightable subject matter, whether or not registered or published, and registrations, recordations and applications for registration therefor (including copyrights in computer software) and reversions, extensions and renewals thereof; (d) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data; (e) rights of publicity; (f) moral rights and rights of attribution and integrity; and (g) trade secrets.

“Investment Agreement” has the meaning set forth in the recitals.

“Law” means any foreign or domestic, national, federal, territorial, state or local law (including common law), statute, treaty, regulation, ordinance, rule, order, or permit, in each case having the force and effect of law, or any similar form of decision or approval of, or determination by, or any binding interpretation or administration of any of the foregoing by, issued, enacted, adopted, promulgated, implemented or otherwise put in effect by or under the authority of any Governmental Entity.

“License Agreement” means that certain License Agreement, effective as of the date hereof, by and between Express and the Company.

“Loss” means individual items of Company loss and deduction determined in accordance with the definitions of Net Income and Net Loss.

“Management Agreement” means that certain Management Agreement, dated as of the date hereof, by and between EXWHP (or one of its Affiliates) and the Company.

“Manager” means a current member of the Board, who, for purposes of the Delaware Act, shall be deemed a “manager” as defined in the Delaware Act but who shall be subject to the rights and obligations set forth in this Agreement and, to the extent not inconsistent with the rights and obligations set forth in this Agreement, to the rights and obligations set forth in the Delaware Act.

“Member” means a Member identified on the Schedule of Members as of the Closing Date, or an Additional Member or a Substituted Member who is admitted as a Member in accordance with the terms of this Agreement and applicable Law for so long as such Person continues to hold an Economic Interest in any of the Units.

“Member Minimum Gain” means minimum gain attributable to Member Nonrecourse Debt determined in accordance with Regulations Section 1.704-2(i).

“Member Nonrecourse Debt” has the meaning set forth for the term “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

“Membership Interest” means, with respect to each Member, such Member’s Economic Interest and rights as a Member.

“Minimum Cash Reserve” means $10,000,000.

“Net Income” or “Net Loss” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in such taxable income or loss), with the following adjustments:

(a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

(b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704- 1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

(c) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, with respect to a Company asset having a Gross Asset Value that differs from its adjusted basis for tax purposes, “Depreciation” with respect to such asset shall be computed by reference to the asset’s Gross Asset Value in accordance with Regulation Section 1.704-1(b)(2)(iv)(g); and

(f) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required pursuant to Regulations Section 1.704- 1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss.

“Officers” has the meaning set forth in Section 7.8(a).

“Original Agreement” has the meaning set forth in the recitals.

“Partnership Representative” has the meaning set forth in Section 8.1.

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, as amended by the Bipartisan Budget Act of 2015, together with any Regulations or other guidance issued thereunder, successor provisions and any similar provisions of state, local or any other applicable tax laws.

“Passed ROFO Opportunity Cutoff Date” means the date that is eighteen (18) months following the Passed ROFO Opportunity Start Date.

“Passed ROFO Opportunity Start Date” means (a) if the ROFO Counterparty provides written notice to the ROFO Party that it declines the opportunity to jointly pursue such ROFO Opportunity, the date of receipt of such notice, or (b) within thirty (30) days following its receipt of the ROFO Notice if either (x) the ROFO Counterparty fails to inform the ROFO Party that the ROFO Counterparty desires to jointly pursue the ROFO Opportunity with the ROFO Party or (y) if the ROFO Party and the ROFO Counterparty, after using commercially reasonable efforts to negotiate, fail to enter into a non-binding term sheet on the materials terms and conditions of their joint proposal with respect to such ROFO Opportunity within such thirty (30) day period and the ROFO Party delivers written notice to the ROFO Counterparty that the ROFO Party has made a good faith determination that the parties will not reach an agreement on the terms and conditions of the ROFO Opportunity.

“Permitted Transferee” means (i) with respect to the WHP Initial Holder (or any other member of the WHP Group), any other member of the WHP Group (other than Affiliates of the WHP Initial Holder who are limited partners or portfolio companies of such Person or its Affiliates) and (ii) with respect to the Express Initial Holder (or any other member of the Express Group), any other member of the Express Group.

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an exempted company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Prohibited Transfer” means any Transfer of any Unit or other Equity Securities of the Company by a Member to a Person which (i) may not be effected without registering the securities involved under the Securities Act, (ii) would result in the assets of the Company constituting “Plan Assets” as such term is defined in the Department of Labor regulations promulgated under the Employee Retirement Income Security Act of 1974, as amended, (iii) would cause the Company to be controlled by or be under common control with an “investment company” for purposes of the Investment Company Act of 1940, as amended or to register as an investment company under such Act, (iv) would require any securities of the Company to be registered under the 1934 Act, (v) would cause the Company to be a publicly traded partnership within the meaning of Code Section 7704(d) (and the Regulations promulgated thereunder), (vi) would cause the Company to have more than 100 partners (within the meaning of Regulations Section 1.7704-1(h), including the look-through rule in Regulations Section 1.7704-1(h)(3)), (vii) would subject the Company to a withholding obligation under Code Section 1446(f), (viii) would occur after the commencement of a Bankruptcy or (ix) is in violation of this Agreement.

“Public Offering” means the sale in an underwritten public offering of the Company’s Equity Securities (or Equity Securities of any Subsidiary or successor) pursuant to an effective registration statement or similar document filed under the Securities Act or applicable foreign securities regulations.

“Purchase Agreement” has the meaning set forth in the recitals.

“Put / Call Counterparty” has the meaning set forth in Section 9.9

“Put / Call Party” has the meaning set forth in Section 9.9

“Put / Call Proposal” has the meaning set forth in Section 9.9

“Quarterly Distribution” has the meaning set forth in 0.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and between Express and the WHP Initial Holder.

“Regulations” means the regulations, including temporary regulations, promulgated by the United States Treasury Department under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 5.2(e).

“Retail Opportunity” means respect to any apparel, loungewear, athletic or activewear, intimates, outerwear, footwear, beauty or home goods brand in the United States with a significant direct-to-consumer channel (physical store or owned eCommerce) of at least $100 million in annual sales.

“ROFO” has the meaning set forth in Section 7.9(a).

“ROFO Counterparty” has the meaning set forth in Section 7.9(a).

“ROFO Notice” has the meaning set forth in Section 7.9(a).

“ROFO Opportunity” has the meaning set forth in Section 7.9(a).

“ROFO Party” has the meaning set forth in Section 7.9(a).

“ROFO Termination Election” has the meaning set forth in Section 7.9(c).

“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Trade Controls, including: (a) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List; or (b) any entity that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a).

“Schedule of Members” has the meaning set forth in Section 3.2(a).

“Schedule of Units” has the meaning set forth in Section 3.2(a).

“Securities Act” means the United States Securities Act of 1933 and applicable rules and regulations thereunder. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“state” means any state within the United States or the District of Columbia.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member, general partner or analogous controlling Person of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means any Person that has been admitted to the Company as a Member pursuant to Section 9.2 by virtue of such Person’s (a) receiving all or a portion of a Membership Interest from a Member or its assignee (and not from the Company) and (b) having complied with the requirements of Section 9.2.

“Successor in Interest” means any (a) trustee, custodian, receiver or other Person acting in any Bankruptcy or reorganization proceeding with respect to, (b) assignee for the benefit of the creditors of, (c) trustee or receiver, or current or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of, or (d) other Transferee, executor, administrator, committee, legal representative or other successor or assign of, any Member, whether by operation of law or otherwise (including any Person acquiring (whether by merger, consolidation, sale, exchange or otherwise) all or substantially all of the assets or Equity Securities of the Company and its Subsidiaries).

“Third Party” means any Person other than the Company or its Subsidiaries.

“Trade Controls” means all U.S. and non-U.S. Laws relating to (a) economic, trade, and financial sanctions, including those administered and enforced by OFAC, the U.S. Department of State, and the United Nations, (b) export, import, reexport, transfer, and retransfer controls, including those administered and enforced by the U.S. Department of Commerce Bureau of Industry and Security, U.S. Customs and Border Protection, and the United Nations, (c) antiboycott requirements, and (d) the prevention of money laundering.

“Transaction Documents” means this Agreement, the Investment Agreement, the Registration Rights Agreement, the Purchase Agreement, the License Agreement, the Contribution Agreement, and all other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement, the Investment Agreement, Registration Rights Agreement, the Purchase Agreement, the License Agreement or the Contribution Agreement.

“Transactions” means the transactions contemplated by the Transaction Documents.

“Transfer” means any direct or indirect sale, transfer, assignment, offer, pledge, charge, mortgage, exchange, hypothecation, grant of participation interest in, grant of a security interest or other direct or indirect disposition or encumbrance of legal title to or any beneficial interest in Equity Securities (all of the foregoing, whether with or without consideration, whether voluntarily or involuntarily or by operation of law). The terms “Transferee,” “Transferor,” “Transferred,” “Transferring” and other forms of the word “Transfer” shall have the correlative meanings. Notwithstanding the foregoing, any pledging of Units by the WHP Holder or the Express Holder to any lenders for its debt financing purposes shall not be deemed to be a Transfer for purposes of this Agreement.

“Unit” has the meaning set forth in Section 3.1(a).

“US” means the United States, including its territories and possessions, and its military bases anywhere in the world.

“use” (or any of its correlative terms, including “using”) means, with respect to any Company IP or any other Intellectual Property, the use, exploitation, or commercialization of, or exercise of any rights under, any such Company IP or other Intellectual Property.

“WHP” has the meaning set forth in the recitals.

“WHP Change of Control” means any transaction or series of transactions pursuant to which any Person, or group of related Persons in the aggregate, acquires or becomes the beneficial owner of, directly or indirectly, (a) more than 50% of the outstanding equity securities of WHP, whether by merger, liquidation, consolidation, reorganization, combination, sale, tender or exchange offer or otherwise or (b) all or substantially all of the assets of WHP, determined on a consolidated basis.

“WHP Group” means WHP and its Controlled Affiliates.

“WHP Holder” means (a) the WHP Initial Holder and (b) any Permitted Transferee of the WHP Initial Holder that becomes party hereto or any of their respective successors.

“WHP Initial Holder” means EXWHP.

“WHP Managers” has the meaning set forth in Section 7.2(a)(i).

“WHP Transaction” means any transaction, agreement or arrangement (including any termination of, or amendment or modification of the terms of, any transaction, agreement or arrangement) between (a) the Company or any of its Subsidiaries, on the one hand, and (b) WHP or any of its Affiliates, on the other hand; provided, that (i) the Management Agreement, but not any amendments, modifications or waivers of the Management Agreement, shall be deemed to have been approved by the Managers holding a majority of the votes of all Managers then serving on the Board and (ii) the following transactions shall not be considered WHP Transactions:

(a) any exercise, assignment or transfer of any rights granted, or any transaction otherwise subject to limitations, restrictions, procedures or other provisions, as applicable, as described in any of the Transaction Documents (including (i) any right to appoint, elect, remove, designate, or vote for, any member of the Board or of the board of directors or board of managers of any of the Company’s Subsidiaries, or any committee of the Company or any of its Subsidiaries, (ii) the issuance or transfer of any Units in compliance with the requirements, as applicable, of this Agreement and (iii) any exercise of rights pursuant to the Registration Rights Agreement). Any such rights will be subject to the limitations, restrictions, procedures or other provisions in such Transaction Document;

(b) if approved by the Board, the payment of reasonable and customary compensation and fees to any member of the Board or of the board of directors or board of managers of any of the Company’s Subsidiaries who is not an employee, officer, director, individual service provider or Affiliate of WHP;

(c) the reimbursement of reasonable and documented out-of-pocket expenses of members of the Board or of the board of directors or board of managers of any of the Company’s Subsidiaries incurred in connection with their respective duties on any such board;

(d) the extension of any rights under any directors and officers insurance policy of the Company or its Subsidiaries to any member of the Board or Officer or any member of the board of directors or board of managers of, or any officer of, any of the Company’s Subsidiaries on substantially similar terms to those provided to all other members of such governing bodies or officers, as applicable;

(e) any transactions expressly permitted by the License Agreement; and

(f) the provision of customary exculpation, indemnification and advancement of expenses with respect to indemnification to representatives of WHP and its Affiliates pursuant to Section 7.5 or any similar provision of any of the Subsidiaries’ governing documents.

Section 1.2 Interpretative Matters. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b) words importing any gender shall include other genders;

(c) words importing the singular only shall include the plural and vice versa;

(d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f) references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement;

(g) references to any Person include the successors and permitted assigns of such Person;

(h) the use of the words “or,” “either” and “any” shall not be exclusive;

(i) wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict;

(j) references to “$” or “dollars” means the lawful currency of the United States of America;

(k) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”;

(l) references to “written” or “in writing” include in electronic form;

(m) provisions shall apply, when appropriate, to successive events and transactions;

(n) any reference to “days” means calendar days unless Business Days are expressly specified;

(o) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the day at the end of the period is not a Business Day, then the period shall end on the close of the next immediately following Business Day;

(p) references to any agreement, contract or schedule or law, unless otherwise stated, are to such agreement, contract or schedule or law as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(q) the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1 Formation of the Company. The Company was formed on December [•], 2022 as a Delaware limited liability company under the Delaware Act. Effective upon the execution of this Agreement, the rights and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement; provided, that to the extent of any inconsistency between this Agreement and waivable or non-mandatory provisions of the Delaware Act, then this Agreement shall govern.

Section 2.2 Name. The name of the Company shall be EXP Topco, LLC or such other name or names as the Board may designate from time to time.

Section 2.3 Powers; Purposes.

(a) General Powers. The Company shall have all of the powers of a Delaware limited Company, including the power to engage in any lawful act or activity for which the Company may be organized under the Delaware Act.

(b) Purposes. The nature of the business or purposes to be conducted or promoted by the Company is to, directly or indirectly, acquire, own and manage the Company IP. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing.

Section 2.4 Principal Location; Registered Office. The Company’s registered office is [•]. The principal office of the Company shall be located at such place (whether inside or outside the State of Delaware) as the Board may from time to time designate. The Company may have such other offices (whether inside or outside the State of Delaware) in the United States or any other country as the Board may from time to time designate. The registered office and registered agent of the Company in the State of Delaware shall be the office of the initial registered office and registered agent set forth in the Certificate of Formation or such other office as the Board may from time to time designate. The Board may change the registered office or registered agent from time to time by (a) filing the address of the new registered office or the name of the new registered agent with the Delaware Secretary of State pursuant to the Delaware Act and (b) giving notice of such change to each of the Members.

Section 2.5 Term. The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue in existence until termination and dissolution of the Company in accordance with the provisions of Article XI.

Section 2.6 Foreign Qualification. Subject to the limitations set forth herein regarding situations in which the approval of the Members is required by the terms of this Agreement, (a) the Board shall cause the Company to be qualified or registered under foreign entity related statutes or assumed or fictitious name statutes or similar Laws in any jurisdiction in which the Company owns property or transacts business to the extent such qualification or registration is necessary or advisable in order to protect the limited liability of the Members or to permit the Company lawfully to own property or engage in business and (b) in connection with the immediately foregoing, any officer appointed pursuant to Section 7.8 may execute, deliver and file any certificates (and any amendment or restatement thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company is permitted to conduct business pursuant to this Agreement.

Section 2.7 Title to Assets. Title to Company assets shall be in the name of the Company. The Members shall not have any interest in any specific assets of the Company. The interest of the Members in the Company is personal property.

Section 2.8 Partnership Status. The Members intend that the Company not be a joint venture, and that no Member be a joint venturer of any other Member by virtue of this Agreement for any purpose, that this Agreement is personal to each of them and shall be treated as a personal service contract for all purposes, including in connection with a Bankruptcy proceeding and neither this Agreement nor any other document entered into by the Members relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal, state, and local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions and actions in a manner consistent with such treatment.

Section 2.9 Schedules.

(a) The Board shall keep or cause to be kept the Schedule of Members in accordance with Section 3.2(a).

(b) The Board shall also keep or cause to be kept the Contribution Schedule in accordance with Section 3.2(a).

ARTICLE III

ADMISSION OF MEMBERS; CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 3.1 Capitalization.

(a) Units: Initial Capitalization. Each Member’s interest in the Company, including such Member’s Economic Interest shall be represented by units of membership interests (each a “Unit”). The Company shall initially have one (1) authorized type of Units: Class A Units (the “Class A Units”). The aggregate number of Class A Units authorized for issuance shall be [500,000,000], all of which shall be voting Class A Units (as adjusted for any Unit dividend, Unit split, reverse Unit split or other proportional subdivision or combination of the Class A Units). The Company has issued as of the Closing Date 10,000,000 Class A Units to those Persons set forth on the Schedule of Members. The ownership by a Member of Units shall invest such Member with the Economic Interest therein (except to the extent Transferred to an assignee as permitted by this Agreement) and the governance rights set forth in this Agreement. For purposes of this Agreement, Units held by the Company or any of its Subsidiaries shall be deemed not to be outstanding. The Company may issue fractional Units, and all Units shall be rounded to the fourth decimal place.

(b) Issuance of Additional Units. Subject to the provisions of Section 7.6 and Section 12.2, the Board shall have the right to cause the Company to issue at any time after the Closing Date, and for such amount and form of consideration as the Board may determine, additional Units (of existing classes or new classes) or other Equity Securities of the Company (including creating other classes or series thereof having such powers, designations, preferences and rights as may be determined by the Board), and in connection therewith, and, subject to the provisions of Section 7.6 and Section 12.2, the Board shall have the power to make amendments to this Agreement as the Board in its discretion deems necessary or appropriate to give effect to such additional issuance.

(c) Recapitalization or Exchange of Units. Any recapitalization or exchange of Units (by Unit split or otherwise) or combination (by reverse Unit split or otherwise) of any particular class or series of outstanding Units shall be made contemporaneously to all classes and series of outstanding Units.

Section 3.2 Admission of Members; Additional Members.

(a) Schedule of Units; Schedule of Members. The Company shall maintain and keep at its principal location (i) a “Schedule of Units” on which it shall set forth the aggregate number of Units of each class and the aggregate amount of cash Capital Contributions that have been made by each Member and the Fair Market Value of any property other than cash contributed by each Member with respect to the Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject), and (ii) a register of Membership interests (the “Schedule of Members”) in which the Board may record such particulars relating to each Member (and previous Member) as it may deem appropriate on which it shall set forth the names and address of each Member, the date upon which such Person became a Member and (if applicable), the date upon which such Person ceased to be a Member. The Company shall also maintain a schedule setting forth the name and address of each Member, the number of Units of each class owned by such Member and the amount and date of the Capital Contributions that have been made by such Member with respect to such Member’s Units and the amount and date of any repayment representing a return of the whole or any part of the contribution of any Member (the “Contribution Schedule”). A Member shall automatically cease to be a Member upon Transfer of all of such Member’s Units in accordance with this Agreement and the transferee shall not become a Member until admitted in accordance with the terms of this Agreement.

(b) Additional Members. Subject to the provisions of Section 7.6 and Section 12.2, in connection with a Transfer or issuance of Units in accordance with the terms of this Agreement, the Board shall have the right to admit Additional Members. A Person may be admitted to the Company as an Additional Member upon furnishing to the Board (i) a joinder agreement, in form satisfactory to the Board, pursuant to which such Person agrees to be bound by all the terms and conditions of this Agreement, and (ii) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Member (including entering into an investor representation agreement or such other documents as the Board may deem appropriate). Such admission shall become effective on the date on which the Board determines that such conditions have been satisfied and when any such admission is shown on the books and records of the Company. Upon the admission of an Additional Member, the Schedule of Members, Schedule of Units and the Contribution Schedule shall each be amended to reflect the name, address and Units and other interests in the Company of such Additional Member.

Section 3.3 Capital Accounts.

(a) The Company shall maintain a separate capital account for each Member according to the rules of Regulations Section 1.704-1(b)(2)(iv) (each a “Capital Account”). The Capital Account of each Member shall be credited initially with an amount equal to such Member’s cash contributions and the initial Gross Asset Value of any property contributed to the Company by the Member (net of any liabilities securing such contributed property that the Company is considered to assume or take subject to) as of the Closing Date. The Capital Account of each Member as of immediately after the Closing is shown on Exhibit C.

(b) The Capital Account of each Member shall (i) be credited with all Income allocated to such Member pursuant to Section 5.1 and Section 5.2, and with the amount equal to such Member’s cash contributions and the initial Gross Asset Value of any property contributed to the Company by the Member (net of any liabilities securing such contributed property that the Company is considered to assume or take subject to) following the Closing Date, and (ii) be debited with all Loss allocated to such Member pursuant to Section 5.1 and Section 5.2, and with the amount of cash and the Gross Asset Value of any property (net of liabilities assumed by such Member and liabilities to which such property is subject) distributed by the Company to such Member.

(c) The Company may, upon the occurrence of the events specified in the definition of “Gross Asset Value”, increase or decrease the Capital Accounts of the Member in accordance with the Regulations to reflect a revaluation of Company property.

Section 3.4 Negative Capital Accounts; No Additional Required Capital Contributions. No Member shall be required to pay to any other Member or the Company any deficit or negative balance that may exist from time to time in such Member’s Capital Account (including upon and after the winding up and dissolution of the Company). No Member shall be required to make any additional Capital Contributions to the Company for any reason.

Section 3.5 No Withdrawal. No Member shall be entitled to withdraw any part of such Member’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided herein.

Section 3.6 Loans From Members. Loans by Member to the Company shall not be considered Capital Contributions. If any Member shall loan funds to the Company in accordance with the terms of this Agreement (including Section 7.6), then the making of such loans shall not result in any increase in the Capital Account balance of such Member. The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

Section 3.7 No Right of Partition. No Member shall have the right to seek or obtain partition by court decree or operation of law of any property of the Company or any of its Subsidiaries or the right to own or use particular or individual assets of the Company or any of its Subsidiaries, or, except as expressly contemplated by this Agreement, be entitled to Distributions of specific assets of the Company or any of its Subsidiaries.

Section 3.8 Transfers of Units. No Member or holder of Units, nor any spouse or legal representative of a Member or holder of Units, may Transfer all or any portion of such Member’s Units, except as expressly permitted by and in compliance with Article IX and in compliance with Section 3.2. Each of the Members agrees that the restrictions contained in this Agreement are fair and reasonable and in the best interest of the Company and the Members.

Section 3.9 Non-Certification of Units; Legend; Units Are Securities. Units shall be issued in non-certificated form; provided, that the Board may cause the Company to issue certificates to a Member representing the Units held by such Member. If any Unit certificate is issued, then such certificate shall bear a legend substantially in the following form:

THIS CERTIFICATE EVIDENCES A UNIT REPRESENTING A MEMBERSHIP INTEREST IN EXTOPCO, LLC.

THE MEMBERSHIP INTEREST IN EXTOPCO, LLC REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF EXTOPCO, LLC, DATED [•], BY AND AMONG EXTOPCO, LLC, AND EACH OF THE MEMBERS FROM TIME TO TIME PARTY THERETO, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

ARTICLE IV

DISTRIBUTIONS

Section 4.1 Distributions. Subject to the provisions of Section 4.3 and applicable Law, the Company shall distribute all Excess Cash as of the end of each Fiscal Quarter to the Members as promptly as reasonably practicable following the end of such Fiscal Quarter (each, a “Quarterly Distribution”). All Distributions made pursuant to this Agreement shall be made to the Members holding Class A Units (ratably among such Members based upon their respective number of Class A Units held by such holders as of immediately prior to such Distribution), subject to [Section 16] of the License Agreement.

Section 4.2 Successors. For purposes of determining the amount of Distributions, each Member shall be treated as having made the Capital Contributions and as having received the Distributions made to or received by its predecessors in respect of any of such Member’s Units.

Section 4.3 Distributions In-Kind. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a Distribution equal to the Fair Market Value of such property for purposes of Section 4.1. Any resulting hypothetical Income or Loss pursuant to clause (c) of the definition of “Gross Asset Value” shall be allocated to the Capital Accounts of the Members in accordance with Sections 5.1 and 5.2.

ARTICLE V

ALLOCATIONS

Section 5.1 Allocations. Except as otherwise provided in, and after giving effect to, Section 5.2, Net Income and Net Loss (and, if necessary, individual items of Income and Loss) shall be allocated annually (and at such other times as the Board reasonably determines) to the Members in such manner that the positive Capital Account (increased by any amounts such Member is obligated to restore pursuant to Regulations Section 1.704-2) balance of each Member shall, to the greatest extent possible, be equal to the amount that would be distributed to such Member (after satisfaction of any financial obligations of each Member to the Company under any provisions of this Agreement), if (a) the Company were to sell the assets of the Company in a Company Sale for their Gross Asset Values, (b) all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Values of the assets securing such liability), (c) the Company were to distribute the remaining proceeds of sale pursuant to Section 4.1 or liquidation pursuant to Section 11.2 and (d) the Company were to dissolve pursuant to Article XI.

Section 5.2 Special Allocations.

(a) Loss attributable to Member Nonrecourse Debt shall be allocated in the manner required by Regulations Section 1.704-2(i). If there is a net decrease during a taxable year in Member Minimum Gain, Income for such taxable year (and, if necessary, for subsequent taxable years) shall be allocated to the Members in the amounts and of such character as is determined according to Regulations Section 1.704-2(i)(4). This Section 5.2(a) is intended to be a “partner nonrecourse debt minimum gain chargeback” provision that complies with the requirements of Regulations Section 1.704-2(i)(4), and shall be interpreted in a manner consistent therewith.

(b) Except as otherwise provided in Section 5.2(a), if there is a net decrease in Company Minimum Gain during any taxable year, each Member shall be allocated Income for such taxable year (and, if necessary, for subsequent taxable years) in the amounts and of such character as is determined according to Regulations Section 1.704-2(f). This Section 5.2(b) is intended to be a “minimum gain chargeback” provision that complies with the requirements of Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c) If any Member that unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) has an Adjusted Capital Account Deficit as of the end of any taxable year, computed after the application of Section 5.2(a) and Section 5.2(b) but before the application of any other provision of Section 5.1 and Section 5.2, then Income for such taxable year shall be allocated to such Member in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. This Section 5.2(c) is intended to be a “qualified income offset” provision as described in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) Adjustments to Gross Asset Values of Company assets described in clause (d) of the definition of Gross Asset Value shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Regulations Section 1.704-1(b)(2)(iv)(m).

(e) The allocations set forth in Section 5.2(a) through Section 5.2(d) inclusive (the “Regulatory Allocations”) are intended to comply with certain requirements of Section 1.704-1(b) and 1.704-2 of the Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate items of Income and Loss of the Company or to make Distributions. Accordingly, notwithstanding the other provisions of Sections 5.1 and 5.2, but subject to the Regulatory Allocations, items of Income and Loss of the Company shall be allocated among the Member so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Account balances of the Members to be in the amounts (or as close thereto as possible) they would have been if Income and Loss had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this shall be accomplished by specially allocating other Income and Loss among the Members so that, to the extent possible, the net amount of Regulatory Allocations and such special allocations to each such Member is zero.

(f) Upon the exercise of a noncompensatory option (as defined in Regulations Section 1.721-2(f)), then the applicable Member(s) shall be allocated Income or Loss for such taxable year according to Regulations Section 1.704-1(b)(2)(iv)(s).

(g) Notwithstanding any other provisions of this Agreement, any item of income, gain, loss or deduction which is specially allocated pursuant to this Section 5.2 shall not be taken into account for purposes of computing Net Income or Net Loss.

(h) All matters concerning the computation of Capital Accounts, the allocation of Net Income (or items thereof) and Net Loss (or items thereof) for Capital Account purposes, the allocation of items of Company income, gain, loss, deduction and expense for tax purposes and the adoption of any accounting methods or procedures not expressly provided for by the terms of this Agreement shall be determined by the WHP Holder in its reasonable discretion. Absent manifest error, such determinations shall be final and conclusive as to all the Members. Without in any way limiting the scope of the foregoing, if and to the extent that, for any tax purposes, any item of income, gain, loss, deduction or expense of any Member or the Company is constructively attributed to, respectively, the Company or any Member, or any contribution to or distribution by the Company or any payment by any Member or the Company is recharacterized, the WHP Holder may, in its reasonable discretion, specially allocate items of Company income, gain, loss, deduction and expense or make correlative adjustments to the Capital Accounts of the Members in a manner so that the net amount of income, gain, loss, deduction and expense realized by each relevant party (after taking into account such special allocations) and the net Capital Account balances of the Members (after taking into account such special allocations and adjustments) shall, as nearly as possible, be equal, respectively, to the amount of income, gain, loss, deduction and expense that would have been realized by each relevant party and the Capital Account balances of the Members that would have existed if such attribution or recharacterization and the application of this sentence of this Section 5.2(h) had not occurred.

Section 5.3 Tax Allocations.

(a) The income, gains, losses and deductions of the Company shall be allocated for federal, state and local income tax purposes among the Member in accordance with the allocation of such income, gains, losses and deductions among the Member for purposes of computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable Law, then the Company’s subsequent income, gains, losses and deductions for tax purposes shall be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Member in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value. The Board shall have the authority to select, in its reasonable discretion, any method of making such allocations that is allowed under Code Section 704(c) and the Regulations thereunder; provided, however, that the Board shall make such allocations using the “traditional method” under Regulations Section 1.704-3(b) with respect to any property contributed to the Company pursuant to the Contribution Agreement unless otherwise agreed by the Members in writing.

(c) Tax credits, tax credit recapture and any items related thereto shall be allocated to the Members according to their interests in such items as reasonably determined by the Board taking into account the principles of Regulations Section 1.704-1(b)(4)(ii).

(d) Allocations pursuant to this Section 5.3 are solely for the purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Income, Loss, Distributions or other Company items pursuant to any provision of this Agreement.

Section 5.4 Members’ Tax Reporting. The Members acknowledge and are aware of the income tax consequences of the allocations made pursuant to this Article V and, except as may otherwise be required by applicable Law or regulatory requirements, hereby agree to be bound by the provisions of this Article V in reporting their shares of Company income, gain, loss, deduction and credit for federal, state and local income tax purposes.

Section 5.5 Withholding, Indemnification and Reimbursement for Payments on Behalf of a Member.

(a) General. The Company may withhold and remit to a Governmental Entity any taxes with respect to any Member, and any such taxes may be withheld from any distribution otherwise payable to such Member. Taxes withheld on amounts directly or indirectly payable to the Company or any of its Subsidiaries that is treated as a pass-through entity and taxes otherwise paid by the Company or any of its Subsidiaries that is treated as a pass-through entity shall be treated for purposes of this Agreement as distributed to the appropriate Members and paid by the appropriate Members to the relevant Governmental Entity. If the Company is required by applicable Law to make or is subject to any payment to a Governmental Entity that is specifically attributable to a Member or a Member’s status as such (including withholding taxes, state or local personal property taxes and state or local unincorporated business taxes), then such Member shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). No such indemnification will be considered a Capital Contribution for purposes of this Agreement. A Member’s obligation to indemnify the Company under this Section 5.5 shall survive the Member’s Transfer of any Unit or other Equity Securities of the Company and the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 5.5, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.5, including instituting a lawsuit to collect such indemnification, with interest calculated at a rate equal to 5 percentage points per annum (but not in excess of the highest rate per annum permitted by applicable Law).

(b) If and to the extent that the Company shall be required to withhold or pay any withholding or other taxes pursuant to Section 5.5(a), such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding or other tax is required to be paid, which payment shall be deemed to be a Distribution pursuant to the provisions of Section 4.1 with respect to such Member’s Membership Interest to the extent that such Member (or successor) would have received a distribution but for such withholding. In addition, if and to the extent that the Company receives a distribution or payment from or in respect of which tax was withheld, as a result of (or attributable to) such Member’s status as a Member hereunder, such Member shall be deemed for all purposes of this Agreement to have received a distribution from the Company as described in the prior sentence. To the extent that the aggregate of such payments made on behalf of a Member for any period exceeds the distributions that such Member would have received for such period but for such withholding, the Board shall notify such Member as to the amount of such excess and such Member shall make a prompt payment to the Company of such amount by wire transfer. Any withholdings by the Company referred to in this Section 5.5(b) shall be made at the maximum applicable statutory rate under the applicable tax law. This Section 5.5(b) shall survive the dissolution and termination of the Company, the withdrawal of any Member from the Company and any Transfer of a Member’s Units or other Equity Securities of the Company.

(c) For the avoidance of doubt, any taxes, penalties and interest payable under the Partnership Tax Audit Rules by the Company shall be treated as specifically attributable to the Member of the Company, and the Partnership Representative shall use commercially reasonable efforts to allocate the burden of (or any diminution in distributable proceeds resulting from) any such taxes, penalties or interest to those Member to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), as reasonably determined.

ARTICLE VI

MEMBERS

Section 6.1 Lack of Authority of Individual Members. Except as otherwise expressly provided herein, no Member shall in its capacity as a Member have the authority or power to act for or on behalf of the Company in any manner, to do any act that would be (or could be construed as) binding on the Company or to make any expenditure on behalf of the Company.

Section 6.2 No Right of Partition. Except as set forth in Section 11.2 or pursuant to a license granted to a Member pursuant to Article XI, no Member shall have the right to seek or obtain partition by court decree or operation of law of any of the Company’s property, or, except as expressly contemplated by this Agreement, be entitled to the distribution of particular or individual assets of the Company.

Section 6.3 Members Right to Act. For situations in which the approval of the Members is required pursuant to this Agreement or a non- waivable provision of the Delaware Act, the Members shall act through written consent or meetings as set forth in Section 6.3(a) and Section 6.3(b). Unless otherwise provided in this Agreement, any action (including the giving of consent, waivers or approvals) by the Members shall require the affirmative vote of, or written consent signed by, the Members holding a majority of the Units. Except for the voting, approval and consent rights of the Members expressly provided in this Agreement and the non-waivable provisions of the Delaware Act, none of the Members shall have any voting, approval or consent rights under this Agreement or the Delaware Act, and each Member expressly waives any consent, approval or voting rights that are not expressly provided in this Agreement and any other rights to participate in the governance of the Company, whether such rights may be provided under the Delaware Act or otherwise.

(a) Action by the Members at Meetings; Meetings by Telephone Conference.

(i) The actions taken by the Members at any meeting (as opposed to by written consent), however called and however notice has been given, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members as to whom it was improperly held sign a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof.

(ii) Subject to the requirements of the Delaware Act, the Certificate of Formation and this Agreement, the Members may participate in and hold a meeting of the Members by means of a conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Member participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(b) Action by the Members via Written Consent. Any action permitted or required by the Delaware Act, the Certificate of Formation, or this Agreement to be taken at a meeting of the Members may be taken without a meeting, without notice and without a vote if a consent in writing, setting forth the action to be taken, is signed by all Members and, when so signed, such written consent shall constitute Member approval of such action. Such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Delaware Secretary of State, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Members.

Section 6.4 Liability of Members. Except as otherwise required by any applicable Law that may not be waived by the Company or a Member or as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Member’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third Person for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise (including those arising as a Unitholder or an equityholder, an owner or a shareholder of another Person). Each Member shall be liable only to make such Member’s Capital Contributions to the Company, if applicable, and the other payments provided for expressly herein, in each case, in accordance with the applicable terms of this Agreement and any Transaction Document to which it is a party.

ARTICLE VII

MANAGEMENT OF THE COMPANY

Section 7.1 Authority of the Board. Except for situations in which (a) the approval of the Members or any specific Member is required by this Agreement or the Delaware Act or (b) the authority of the Board is otherwise limited by the terms of this Agreement, and in each case subject to the other provisions of this Article VII, the Board shall direct and exercise full supervisory control over all activities of the Company, and have the power to bind or take any action on behalf of the Company within its scope and in accordance with this Agreement. For the avoidance of doubt, no individual Manager acting in his capacity as a “manager” shall have the authority to bind the Company except as a member of the Board acting collectively as the Board, and all actions by the Managers shall be taken collectively as the Board, subject to the other provisions of this Agreement.

Section 7.2 Composition of the Board.

(a) Subject to Section 7.6, the total number of members that comprise the Board shall be established by the Board from time to time. The Board shall be initially comprised of five (5) Managers:

(i) three (3) persons designated by the WHP Holder (the “WHP Managers”), who shall initially be Yehuda Shmidman, Effy Zinkin and Stanley Silverstein; and

(ii) two (2) persons designated by the Express Holder (the “Express Managers”), who shall initially be Timothy Baxter and Matthew Moellering.

(b) Each Manager shall be entitled to cast one (1) vote with respect to each matter brought before the Board (or any committee of the Board) for a vote.

(c) Any committees of the Board or the board of managers (or equivalent) of each of the Company’s Subsidiaries shall be created only upon the approval of the Board, and the composition of each such committee shall be determined by the Board; provided that each such committee shall include at least (1) Express Manager.

(d) In the event that any Express Manager is unable to attend a meeting of the Board for any reason, such Express Manager hereby authorizes the other Express Manager to act for such absent Express Manager by proxy and grants him or her the right to vote on, consent to or otherwise participate in any act of the Board. In the event that any WHP Manager is unable to attend a meeting of the Board for any reason, such WHP Manager hereby authorizes the other WHP Managers to act for such absent WHP Manager by proxy and grants them (pro rata) the right to vote on, consent to or otherwise participate in any act of the Board. Notwithstanding anything to the contrary herein, such proxy shall also be effective for purposes of establishing a quorum pursuant to Section 7.3(b).

(e) Any Member shall be removed from the Board or any committee thereof with cause or at the written request of the Member(s) that have the right to designate such Manager hereunder, but only upon such written request and under no other circumstances. If any Manager designated hereunder ceases to serve as a member of the Board during his or her term of office, then the resulting vacancy on the Board shall be filled by a representative designated by the Member(s) that have the right to designate the Manager who ceases to serve.

(f) The Company shall reimburse, upon presentation of appropriate substantiating documentation and in accordance with any policies from time to time established by the Company, all reasonable out-of-pocket expenses incurred by any member of the Board who is not an employee of the Company or its Subsidiaries in connection with the performance of his or her duties as a member thereof (including his or her attendance at any meeting of the Board or any committee thereof). No member of the Board shall be entitled to receive any cash compensation for his or her services on the Board (other than expense reimbursement pursuant to the immediately foregoing sentence).

(g) If any party fails to designate a representative to fill a Manager position pursuant to the terms of this Section 7.2, such position shall remain vacant until such party exercises its right to designate a Manager hereunder.

Section 7.3 Meetings; Quorum; Notice; Written Consent.

(a) Meetings of the Board shall be held at least once per calendar quarter and may be held with forty-eight (48) hours’ notice to each Manager at such time and at such place as shall from time to time be determined by the Managers holding a majority of the voting power of the Board; provided, the Person(s) calling any such meeting shall use commercially reasonable efforts to provide at least seventy-two (72) hours’ notice of such meeting to each Manager; and, provided further, that the Company shall make such meeting available electronically pursuant to Section 7.3(e).

(b) Directors having at least a majority of the voting power of the Board (including at least two (2) WHP Managers and at least one (1) Express Manager) shall constitute a quorum for the transaction of business. Subject to Section 7.6 and Section 7.10, the vote of the Managers holding a majority of the voting power of all Managers present at a meeting at which a quorum is present shall be the act of the Board. If a quorum is not present at any meeting of the Board, the Managers present at such meeting shall adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except as expressly set forth herein (including with respect to any matters set forth in Section 7.6), in the event of a Board Deadlock, the WHP Managers shall have the controlling vote on such matter.

(c) The Board may designate one or more committees, each committee to consist of one or more of the Managers, which to the extent provided in such resolution or this Agreement shall have and may exercise the powers of the Board in the management and affairs of the Company except as otherwise limited by law. The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee(s) shall have such name(s) as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. This Section 7.3(c) is qualified in all respects by the terms set forth in Section 7.2(c).

(d) Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, the presence of members of the committee representing a majority of the voting power of all members of such committee (including at least two (2) WHP Managers and at least one (1) Express Manager) shall be necessary to constitute a quorum.

(e) A member of the Board or any committee thereof may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 7.3 shall constitute presence in person at the meeting.

(f) Any member of the Board or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by (i) email if a customary confirmation of transmission is received (such confirmation not to be unreasonably withheld, conditioned or delayed), (ii) reputable overnight courier service (charges prepaid), or (iii) registered mail, in each case, to the secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

(g) Subject in all cases to Section 7.6 and Section 7.10, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting by unanimous consent of the Managers in writing or by electronic transmission, and the writing(s) or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as applicable.

Section 7.4 Performance of Duties; Liability of Managers and Officers.

(a) In performing his or her duties, each Manager shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company and its Subsidiaries or any facts pertinent to the existence and amount of assets from which Distributions to Members might properly be made), of the following other Persons or groups: (i) one or more officers or employees of any of the Company’s Subsidiaries, (ii) any attorney, independent accountant, financial advisor, consultant or other Person employed or engaged by the Company or any of its Subsidiaries, or (iii) any other Person who has been selected by or on behalf of the Company or any of its Subsidiaries, in each case, as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence.

(b) No individual who is a director, officer, employee, member, partner or direct or indirect owner of the Company or any of its Subsidiaries, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise solely by reason of being a director, officer, employee, member, partner or direct or indirect owner of the Company or any combination of the foregoing.

(c) No director, officer, employee, member, partner or direct or indirect owner of the Company or any of its Subsidiaries, or any combination of the foregoing, shall be liable to the Company or any Member for any act or omission, including any mistake of fact or error in judgment taken, suffered or made by such Person in good faith and with the belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Person, provided, that such act or omission does not constitute fraud, willful misconduct, or gross negligence (as defined under Delaware law) in the conduct of such Person’s office.

(d) To the maximum extent permitted by applicable Law, including Section 18-1101 of the Delaware Act, or in equity, to the extent that, at law or in equity, subject to, and as limited by the provisions of this Agreement, an Officer or Manager, in the performance of his or her duties as such, owes to the Company and its Members duties (including fiduciary duties) to the Company, a Member or any other Person, such Officer’s or Manager’s duties are irrevocably waived, released and eliminated, including as may result from a conflict of interest between the Company or such Subsidiary and such Person. Each Member acknowledges and agrees that in connection with such waiver, including as may result from a conflict of interest, each such Person may act in his, her or its own best interests (including his, her or its interests as a member or employee of a Member or any Affiliate of a Member). With respect to any waived conflict of interest, no Manager or Officer shall be obligated to recommend or take any action that prefers the interests of the Company or any Subsidiary over the interests of such Manager or Officer or the Members.

Section 7.5 Indemnification.

(a) Third Party Actions, Suits and Proceedings. The Company shall indemnify each Member, the Partnership Representative, each officer and manager (or equivalent) (including any Manager) of the Company and its Subsidiaries and any other Person who was or is made a party or is threatened to be made a party to or is involved in or participates as a witness with respect to any Action (other than an Action by or in the right of the Company), by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was an officer or Manager of the Company or of its Subsidiaries, or is or was serving at the request of the Company as a manager, director or officer of another company or of a corporation, limited liability company, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such Action if (i) such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, (ii) any of such Person’s actions does not constitute fraud, willful misconduct, gross negligence (as defined under Delaware law) or a breach of such Person’s duty of loyalty and (iii) with respect to any criminal Action, such Person had no reasonable cause to believe such Person’s conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Action that the Person had reasonable cause to believe that his or her conduct was unlawful.

(b) Actions by the Company. The Company shall indemnify each Member, the Partnership Representative, officer and manager (or equivalent) (including any Manager) of the Company and its Subsidiaries and any other Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Person, or a Person of whom he or she is the legal representative, is or was a manager or officer of the Company or its Subsidiaries, or is or was serving at the request of the Company as a manager, director or officer of another Company or of a corporation, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) Rights Non-Exclusive. The rights to indemnification and the payment of expenses incurred in defending an Action in advance of its final disposition conferred in this Section 7.5 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Agreement, any other agreement or otherwise.

(d) Insurance. The Company shall maintain insurance, at its expense, and shall cause each Subsidiary to maintain insurance at such Subsidiary’s expense, on its own behalf and on behalf of any person who is or was at any time after the Closing Date a director or officer of the Manager, or a manager (or equivalent) (including any Manager) or officer of the Company or any of its Subsidiaries against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under this Section 7.5. The Express Holder shall have the right to review such insurance, and upon request, be provided a copy of such insurance.

(e) Expenses. Expenses incurred by any Person described in Section 7.5(a) or 7.5(b) in defending an Action shall be paid by the Company periodically upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. Subject to Section 7.6 and Section 7.10, such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

(f) Employees and Agents. Persons who are not covered by the foregoing provisions of this Section 7.5 and who are or were Member, employees or agents of the Company, or who are or were serving at the request of the Company as employees or agents of another company or of a corporation, limited liability company, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board.

(g) Contract Rights. The provisions of this Section 7.5 shall be deemed to be a contract right between the Company and each Member and each manager, officer and employee of the Company, or manager, officer, employee, fiduciary or agent of the Company or any of its Subsidiaries who serves in any such capacity at any time while this Section 7.5 and the relevant provisions of any applicable Law is in effect, and any repeal or modification of this Section 7.5 or any such law shall not affect any rights or obligations then existing with respect to any state of facts or Action then existing. The indemnification and other rights provided for in this Section 7.5 shall inure to the benefit of the heirs, executors and administrators of any Person entitled to such indemnification. The Company shall indemnify any such Person seeking indemnification in connection with an Action initiated by such Person only if such Action was authorized by the Board. Any Person covered by the indemnification and exculpation provisions of this Section 7.5 (a “Covered Person”) who is not a party to this Agreement and who is granted rights pursuant this Section 7.5 may, in its own right enforce its rights subject to and in accordance with applicable Law. Notwithstanding any other term of this Agreement, the consent of or notice to any person who is not a party to this Agreement (including without limitation a Covered Person) is not required for any amendment to, termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Agreement at any time.

(h) Primacy of Indemnification. The Members hereby acknowledge that certain Covered Persons have or may have certain rights to indemnification, advancement of expenses or insurance provided by the WHP Holder or Express Holder or certain of their respective Affiliates (collectively, the “Holder Indemnitors”). The Members hereby agree (i) that the Company is the indemnitor of first resort (i.e., its obligations to the Covered Persons are primary and any obligation of the Holder Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Covered Person are secondary), (ii) that the Company shall be required to advance the full amount of expenses incurred by such Covered Persons and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Delaware Act (or any other agreement between the Company and such Covered

Persons), without regard to any rights such Covered Persons may have against the Holder Indemnitors, and (iii) that the Company irrevocably waives, relinquishes and releases the Holder Indemnitors from any and all claims against the Holder Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Members further agree that no advancement or payment by the Holder Indemnitors on behalf of any Covered Person with respect to any claim for which such Covered Person has sought indemnification from the Company shall affect the foregoing and the Holder Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Persons against the Company. The Members agree that the Holder Indemnitors are express third party beneficiaries of the terms of this Section 7.5.

(i) Merger or Consolidation; Other Enterprises. For purposes of this Section 7.5, references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its managers, directors, officers, employees or agents, so that any Person who is or was a manager, director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, employee or agent of another company or of a corporation, limited liability company, partnership joint venture, trust or other enterprise, shall stand in the same position under this Section 7.5 with respect to the resulting or surviving company as he or she would have with respect to such constituent company if its separate existence had continued. For purposes of this Section 7.5, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a Person with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a manager, director, officer, employee or agent of the Company that imposes duties on, or involves services by, such manager, director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 7.5.

(j) No Member Recourse. Anything herein to the contrary notwithstanding, any indemnity by the Company relating to the matters covered in this Section 7.5 shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision of a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.

Section 7.6 Protective Provisions. In addition to the approval of the Board, notwithstanding anything in this Agreement to the contrary, the following actions require the prior written consent of Express, subject to [Section 16] of the License Agreement:

(a) authorizing or issuing any Units or other Equity Securities of the Company or any right to acquire any such Units or other Equity Securities and any amendments to this Agreement to give effect to such additional authorization, issuance or right;

(b) entering into any transaction (other than, with respect to the WHP Holder, those transactions excluded from the definition of “WHP Transaction”) or amending any agreement with any Member or Affiliate of any Member or any Managers or the Company (other than employment agreements with officers not otherwise affiliated with a Member);

(c) changing the size of the Board or the number of managers that Express or WHP may appoint to the Board;

(d) expanding or changing the existing lines of business of the Company any of its Subsidiaries, in any material respect;

(e) commencing or settling any Action relating to any Company IP or any other material Action of the Company or its Subsidiaries or entering into any consent-to-use, co-existence or other similar agreement with respect to any Company IP outside of the ordinary course;

(f) declaring or issuing any non-pro rata redemption or repurchase with respect to Units other than repurchases of Equity Securities from departing employees, consultants or service providers of or to the Company or its Subsidiaries that have been approved by the Board;

(g) declaring or paying any dividend or other distribution with respect to Units that treats any Member holding the same class or series of Units differently than other Members holding such class or series of Units;

(h) incurring, arranging, assuming or otherwise incurring any liability in respect of any indebtedness (directly, contingently or otherwise) for borrowed money (other than ordinary course revolver draws), issue any debt securities or guarantee any indebtedness of any other Person;

(i) making any material loans, advances or guarantees to or for the benefit of any Person;

(j) acquiring (including by merger, consolidation, or acquisition of stock or assets) any interest in any Person, corporation, partnership, other business organization or any product line or division thereof or a or any assets, securities or property of any Person (including by way of a license of Intellectual Property);

(k) authorizing, approving, entering into or consummating a merger, consolidation or other business combination of the Company or a Company Sale (other than, for the avoidance of doubt, a WHP Change of Control);

(l) assigning, selling, transferring, conveying, contributing, leasing, creating any lien or security interest on or otherwise disposing of, or abandoning or letting lapse, any assets of the Company or its Subsidiaries (or any Company IP or the Management Agreement), or any rights thereto, in any transaction or series of related transactions;

(m) amending, altering, terminating or assigning the Management Agreement;

(n) entering into any agreement providing for the provision or receipt of any service set forth in the Management Agreement;

(o) assigning, selling or otherwise transferring or disposing of any ownership rights in or to, or abandoning, let lapse, or otherwise disposing of, any of the Company IP outside of the ordinary course;

(p) paying or reimbursing any expenses incurred by employees and agents in accordance with Section 7.5(e) or authorizing indemnification in accordance with Section 7.5(f);

(q) change the form of ownership of the Company or any of its Subsidiaries;

(r) forming any Subsidiary of the Company;

(s) changing the auditor of the Company;

(t) dissolving the Company, filing for voluntary Bankruptcy of the Company or otherwise liquidating, dissolving or effecting a recapitalization or reorganization of the Company in one or more transactions;

(u) seeking to terminate or terminating the License Agreement;

(v) making any material tax election, allocation, change in accounting method or decision related to tax reporting that is reasonably likely to have a material. disproportionate and adverse impact on Express Holder; or

(w) agreeing, committing or proposing to do any of the foregoing.

Section 7.7 WHP Transactions. Notwithstanding anything herein to the contrary, the Express Holders, without any further approval by any other Person (including the approval of the Board), shall have the sole right to cause the Company or any of its Subsidiaries to (a) exercise or withhold from exercising its rights, (b) grant or deny a request that the Company or any of its Subsidiaries waive any rights and (c) remedy any breach of the Company or any of its Subsidiaries, in each case, (i) under or with respect to any WHP Transaction, including (A) any loan provided by WHP or any of its Affiliates to the Company or any of its Subsidiaries and (B) the Management Agreement or (ii) with respect to any dispute or Action solely with respect to a WHP Transaction between the Company and its Subsidiaries, on the one hand, and WHP or any of its Affiliates, on the other hand.

Section 7.8 Officers.

(a) Subject to the policies and guidelines adopted by the Board and the other restrictions set forth in this Agreement, the officers of the Company (the “Officers”) shall manage, control and oversee the day-to-day business and affairs of the Company and shall perform all other acts as are customary or incident to the management of such business and affairs, which will include the general and administrative affairs of the Company and the operation and maintenance of the Company’s assets in accordance with annual budgets and business plans approved by the Board, in each case, in accordance with the terms of this Agreement and instructions of the Board. The Board shall appoint such Officers, having such power and authority and performing such duties as may be specified from time to time by the Board. Such Officers have such power and authority to sign documents for and otherwise bind the Company as may be authorized by the Board; provided, that no Officer shall take any action expressly reserved by this Agreement to the Members or the Board. Any Officer may be removed, with or without cause, at any time by the Board in its sole discretion.

(b) The Board may, from time to time, in its sole discretion, delegate to any Person (including any Member or Officer) such authority and powers to act on behalf of the Company as it shall deem advisable in its discretion. Any delegation pursuant to this paragraph may be revoked at any time and for any reason or no reason by the Board in its sole discretion.

(c) Subject to the terms set forth in this Agreement, each Officer shall hold office until his or her successor shall be duly designated and qualified or until his or her death or until he or she shall resign or shall have been removed by the Board. Any Officer may resign as such at any time. Such resignation shall be made in a written notice to the Board and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 7.9 Right of First Offer.

(a) Following the Closing Date, if any member of the WHP Group, on the one hand, or any member of the Express Group, on the other hand, identifies any Retail Opportunity that it intends to acquire or with respect to which it intends to enter into a partnership, joint venture or other similar arrangement with respect to the acquisition of Intellectual Property, excluding the Contributed Assets (each such opportunity, a “ROFO Opportunity”, and such person identifying the ROFO Opportunity, the “ROFO Party”) the ROFO Party shall provide written notice (the “ROFO Notice”) to the Express Holder (in the case that a member of the WHP Group is the ROFO Party) or the WHP Holder (in the case that a member of the Express Group is the ROFO Party), as applicable (the party receiving such notice, the “ROFO Counterparty”), of such ROFO Opportunity (together with the material terms and conditions of, and any other pertinent information or document relating to, such ROFO Opportunity). Upon receipt of the ROFO Notice, the ROFO Counterparty shall have a right of first offer (“ROFO”) with respect to such ROFO Opportunity such that the Express Group and the WHP Group can jointly pursue such ROFO Opportunity under a structure similar to the Transactions (other than the transactions contemplated by the Investment Agreement).

(b) In the event (i) the ROFO Counterparty provides written notice to the ROFO Party that it declines the opportunity to jointly pursue such ROFO Opportunity or (ii) within thirty (30) days following its receipt of the ROFO Notice either (x) the ROFO Counterparty fails to inform the ROFO Party that the ROFO Counterparty desires to jointly pursue the ROFO Opportunity with the ROFO Party or (y) the ROFO Party and the ROFO Counterparty, after using commercially reasonable efforts to negotiate, fail to reach an agreement on the terms and conditions of the ROFO Opportunity and the ROFO Party delivers written notice to the ROFO

Counterparty that the ROFO Party has made a good faith determination that the parties will not reach an agreement on the terms and conditions of the ROFO Opportunity, such ROFO Opportunity shall be deemed a “Passed ROFO Opportunity” until the Passed ROFO Opportunity Cutoff Date. From the Passed ROFO Opportunity Start Date until the Passed ROFO Opportunity Cutoff Date, the ROFO Party shall be permitted to proceed with the applicable Passed ROFO Opportunity on its own or with a third party so long as such third-party transaction is on terms and conditions no more favorable to the third party than those set forth in the ROFO Notice with respect to the ROFO Counterparty. If the ROFO Party does not consummate the Passed ROFO Opportunity on or prior to the Passed ROFO Opportunity Cutoff Date, such ROFO Opportunity will no longer be considered a Passed ROFO Opportunity; provided that if the ROFO Party has entered into a definitive agreement with a third party between the Passed ROFO Opportunity Start Date and the Passed ROFO Opportunity Cutoff Date providing for the consummation of such ROFO Opportunity, the ROFO Party is permitted to fulfill its obligations under such definitive agreement.

(c) Beginning on the third (3rd) anniversary of the Closing Date, if the Express Group and the WHP Group have not jointly consummated at least two ROFO Opportunities within the three years since the Closing Date, either the Express Holder or the WHP Holder may elect to terminate the rights and obligations contained in this Section 7.9 and in Section 7.11 upon written notice to the other Member and the Company (a “ROFO Termination Election”). Upon a ROFO Termination Election by either the Express Holder or the WHP Holder, the Express Holder and the WHP Holder hereby agree that the rights and obligations set forth in (i) this Section 7.9 and (ii) Section 7.11 shall terminate and be of no further force or effect.

Section 7.10 Annual Budget. The initial annual budget of the Company is attached hereto as Exhibit B (the “Initial Budget”). The WHP Holder shall present to the Board, no later than thirty (30) calendar days before the end of the time period set forth in the Initial Budget, a reasonably detailed consolidated annual budget for the upcoming Fiscal Year, which budget shall be subject to approval of the Board and provide for at least an 85% EBITDA Margin of the Company; provided that (a) if such budget does not provide for at least an 85% EBITDA Margin of the Company (a “Nonconforming Budget”), such budget shall additionally be subject to the written approval of the Express Holder; (b) any expense (other than expenses referenced in (a) through (j) of the definition of “EBITDA”) in excess of the total expenses (taken as a whole and not with respect to individual categories of expenses) set forth in an Annual Budget shall require the prior written approval of the Express Holder (provided, further that for the avoidance of doubt, any tax obligations incurred and payable by the Company shall not be considered an expense for purposes of this clause (b) and no prior written approval shall be required to pay these obligations) and (c) any cash expenses (other than, for the avoidance of doubt, taxes) excluded from the calculation of EBITDA shall require the prior written approval of the Express Holder (provided that no prior written approval shall be required if the aggregate amount of such cash expenses excluded from the calculation of EBITDA is less than 2% of the Company’s revenue set forth in an Annual Budget). If the Board or the Express Holder, as applicable, do not approve a proposed budget for a Fiscal Year within ten (10) Business Days following presentation by the WHP Holder, then the Company shall operate on the prior Fiscal Year’s Annual Budget as adjusted to provide for a 5% increase to the total expenses of the prior Fiscal Year’s Annual Budget (as adjusted, a “Continuing Budget”); provided that the Board or the Express Holder, as applicable, shall continue to meet in good faith on a weekly basis to resolve any such disagreements until such time as an Annual Budget for such Fiscal Year is approved, at which time the Continuing Budget shall be replaced with the newly approved Annual Budget. The budget for any Fiscal Year, including the Initial Budget, and the budget for any future Fiscal Year (including any Continuing Budget, if applicable), as so approved, is referred to as the “Annual Budget”.

Section 7.11 Exclusivity. Subject to Section 7.9(c), neither Express nor any of its Subsidiaries shall (a) pursue or enter into any partnership, joint venture, license or other similar arrangement nor (b) pursue or enter into any sale, merger, divestiture or other transfer of all or any part of its business with Authentic Brands Group, Bluestar Alliance or Marquee Brands (collectively, the “Restricted Parties”); provided, this Section 7.11 shall not apply to any (i) acquisition of the common stock of Express by any Restricted Party or any Affiliate thereof (provided that the Company may not enter into a private placement of common stock of Express with any such party nor enter into any agreement with any Restricted Party with respect to any acquisition of the common stock of Express) or (ii) indirect acquisition of voting securities of any Restricted Party by Express or any of its Subsidiaries through investment in any independent mutual fund or other similar investment vehicle, or through any broad based, publicly-traded basket or index of stock.

Section 7.12 FCPA and Sanctions. The Company shall not, and shall not permit or authorize any Person to, (a) make any unlawful payment or give, offer, promise, or authorize or agree to give, any money or thing of value, directly or indirectly, to any Person in violation of any applicable laws related to corruption or bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (the “Anti-Corruption Laws”), (b) become a Sanctioned Person or engage in any dealings with any Sanctioned Person or any Person organized, resident, or located in a country that is subject to comprehensive sanctions under Trade Controls, including Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk, and so-called Luhansk regions of Ukraine, or (c) otherwise violate Trade Controls or Anti-Corruption Laws.

Section 7.13 License Agreement. Notwithstanding anything contained herein to the contrary, the Company and its Subsidiaries shall perform its obligations under and comply with the terms and conditions of the License Agreement. In no event shall any enforcement of rights by a Person pursuant to this Section 7.13 be duplicative of any monetary remedies available to such Person under the License Agreement.

ARTICLE VIII

TAX MATTERS

Section 8.1 Designation of the Partnership Representative. The WHP Holder shall be the “partnership representative” for purposes of Code Section 6223(a), as amended by the Partnership Tax Audit Rules, and any analogous provision of state or local tax law (such Person, including, as the context requires, any “designated individual” through whom such Person is permitted by applicable Law to act, the “Partnership Representative”), and shall have all the rights, duties, powers and obligations provided for in Code Sections 6221 through 6234 and the Partnership Tax Audit Rules and other applicable Laws, as applicable; provided, that the WHP Holder is hereby authorized to (i) designate any other Person selected by the WHP Holder as the Partnership Representative (provided, that Express’s prior written consent shall be required to designate a Person other than an Affiliate of the WHP Holder as the Partnership Representative) and (ii) take, or cause the Company to take, such other actions as may be necessary or advisable pursuant to the Regulations or, other guidance or state or local law to ratify the designations, pursuant to this Section 8.1, of the WHP Holder (or any Person selected by the WHP Holder pursuant to this Section 8.1) as the Partnership Representative. Each Member and Manager hereby expressly consents to such designations and agrees to take such other actions as may be necessary or advisable pursuant to the Regulations, other guidance or state or local law to cause such designations or evidence such Person’s consent to such designations.

Section 8.2 Preparation of Tax Returns. The Partnership Representative shall use commercially reasonable efforts to arrange for the preparation and timely filing of all returns required to be filed by the Company and shall provide Schedule K-1s, or the equivalent thereof, and any other information reasonably required for the Members to file their income tax returns: (i) no later than April 15th after the end of the relevant taxable year, an estimated Schedule K-1, (ii) no later than June 30th after the end of such year, a final Schedule K-1 and a draft IRS Form 1065 and (iii) within 30 days of an applicable tax return due date, to include extensions, copies of all federal, state, or local income tax returns or reports filed by the Company for such taxable year as may be required as a result of the operations of the Company. The Partnership Representative shall consider any comments received from Express Holder regarding the draft Form 1065 and Schedule K-1 prior to filing the Company’s final Form 1065. Each Member will upon request supply to the Partnership Representative all pertinent information in its possession relating to the operations of the Company necessary to enable the Company’s returns to be prepared and filed and to otherwise comply with applicable tax and other law; provided, however, that any information relating to the business, financial structure, financial position or financial results, clients or affairs of the Company or any of its Subsidiaries that shall not be generally known to the public shall be subject to Section 12.16(b) of this Agreement. Each Member agrees that it shall take no position on its tax returns inconsistent with the positions taken on the Company’s tax returns unless required by a determination with the meaning of Section 1313 of the Code (or any similar provision of state, local or non-U.S. Law).

Section 8.3 Tax Election. Subject to Section 7.6(v), the Partnership Representative shall determine, in its reasonable discretion, exercised subject to the terms of this Agreement, whether to make or revoke any available election pursuant to the Code, provided that, the Partnership Representative shall make an election under Code Section 754 for the taxable year of the Company that includes the Closing Date, which election shall not be revoked for such taxable year. Each Member will upon request use commercially reasonable efforts to supply promptly any requested information reasonably necessary to give proper effect to such election. Notwithstanding anything to the contrary in this Agreement, (i) no entity classification election to treat the Company as anything other than a partnership for U.S. federal, state or local tax purposes shall be filed by or with respect to the Company, and (ii) unless otherwise required by a change in applicable Law, no election shall be made to pay a U.S. state or local “pass-through entity tax” or similar tax shall be made by or with respect to the Company or any Subsidiary thereof, in each case without the prior written consent of the Express Holder.

Section 8.4 Tax Controversies. The Partnership Representative is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate reasonably with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Partnership Representative shall keep the Members reasonably informed of the progress of any examinations, audits or other proceedings, and shall provide the Members with information on a full and timely basis. Notwithstanding the foregoing, the Express Holder shall have the right to participate, at their own expense and through representation of their choice, in any such examination or proceeding, including through attending any meetings or proceedings with tax authorities, joining in preparation of defense in any such examination or proceeding, and reviewing and commenting on any documents prior to submission in connection with the foregoing. The Partnership Representative shall not settle or concede any such examination or proceeding without the prior written consent of the Express Holder, not to be unreasonably withheld, conditioned or delayed (provided that, for the avoidance of doubt, it shall be unreasonable for the Express Holder to withhold consent to any such settlement or consent that would not have an adverse effect on the Express Holder or its Affiliates that is material).

ARTICLE IX

TRANSFER OF EQUITY SECURITIES; SUBSTITUTE MEMBERS

Section 9.1 Restrictions on Transfers.

(a) Except as otherwise provided in this Article IX, no Member may Transfer any Equity Securities of the Company. No Transfer or attempt to Transfer any Equity Securities in violation of the preceding sentence shall be effective or valid for any purpose. No Transfer of Equity Securities shall be effective or valid hereunder if such Transfer constitutes a Prohibited Transfer. In addition, no Transfer shall be effective or valid hereunder unless the transferee is at such time a party to this Agreement or has previously executed and delivered to the Company a joinder in accordance with Section 9.2.

(b) Notwithstanding Section 9.1(a) (other than the third sentence thereof), a Transfer of Equity Securities of the Company by the WHP Holder may be effectively and validly made by the WHP Holder if such Transfer is (i) to a Permitted Transferee, (ii) made pursuant to Section 9.2 or Section 9.8, or (iii) made with the written consent of the Express Holder. For the avoidance of doubt, a WHP Change of Control shall not be deemed to be a Transfer of Equity Securities of the Company by the WHP Holder for purposes of this Agreement.

(c) Notwithstanding Section 9.1(a) (other than the third sentence thereof), a Transfer of Equity Securities of the Company by the Express Holder may be effectively and validly made by the Express Holder if such Transfer is (i) to a Permitted Transferee, (ii) made pursuant to Section 9.2 or Section 9.8, or (iii) made with the written consent of the WHP Holder. For the avoidance of doubt, an Express Change of Control shall not be deemed to be a Transfer of Equity Securities of the Company by the Express Holder for purposes of this Agreement.

(d) The restrictions on Transfer set forth in this Section 9.1 shall terminate upon the earlier to occur of (i) the consummation of an Initial Public Offering or (ii) a Company Sale.

Section 9.2 Substitute Member. Each Person to whom any Unit is Transferred in accordance with the provisions of this Agreement (including this Article IX) shall agree in writing to be bound by the provisions of this Agreement as a holder of such Units by execution of a joinder agreement in the form provided by the Board. Upon compliance with this Section 9.2 and entry into such joinder, such Person shall be admitted as a Substituted Member entitled to all the rights of a Member with respect to such Unit, and the Schedule of Members and Schedule of Units attached hereto shall be amended to reflect the name, address and Units of such Substituted Member.

Section 9.3 Effect of Transfer. Following a Transfer of any Unit that is permitted under this Article IX, the Transferee of such Unit shall be treated as having made all of the Capital Contributions in respect of, and received all of the Distributions received in respect of, such Unit, and shall receive allocations and Distributions under Article IV and Article XI in respect of such Unit as if such Transferee were a Member.

Section 9.4 Transfer Fees and Expenses. Other than any Transfer pursuant to Section 9.2, the Transferor and Transferee of any Units or other Equity Securities of the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) incurred by or on behalf of the Company in connection with any Transfer or proposed Transfer, whether or not consummated.

Section 9.5 Closing Date of Transfers. Any Transfer and any related admission of a Person as a Member in compliance with this Article IX shall be deemed effective on such date that the Transferee or Successor In Interest complies with the requirements of this Agreement.

Section 9.6 Effect of Death or Incapacity. Except as otherwise provided herein, the death or incapacity of a Member shall not wind up, dissolve or terminate the Company. In the event of such death or incapacity, the executor, administrator, guardian, trustee or other personal representative of the deceased or incapacitated Member shall be deemed to be the assignee of such Member’s Economic Interest only and may, subject to the terms and conditions set forth in Section 9.2, become a Substituted Member.

Section 9.7 Board Consent to Transfer. Subject to Section 7.7, the Board hereby consents to a transfer of Equity Securities of the Company to any persons to whom a transfer of Equity Securities of the Company is expressly permitted by the terms of this Agreement.

Section 9.8 Put / Call Option. Following the date that is the second (2nd) anniversary of the Closing, if either the WHP Holder or the Express Holder would like to sell all or any portion of its respective Equity Securities of the Company to the other party or purchase the other party’s Equity Securities of the Company (in each case, such Holder the “Put / Call Party”), then the Put / Call Party shall provide the other party (the “Put / Call Counterparty”) with a written notice to that effect setting forth its proposal for such sale or purchase (the “Put / Call Proposal”), which proposal shall include the number of Equity Securities of the Company to be sold or purchased by the Put / Call Party (the “Put / Call Securities”), as applicable, and the purchase price for the Put/ Call Securities. The Put / Call Counterparty shall discuss and negotiate the Put / Call Proposal in good faith with the Put / Call Party for a period of at least thirty (30) days following the Put / Call Counterparty’s receipt of the Put / Call Proposal, and if the parties have not come to a binding agreement on the material terms and conditions for the consummation of such Put / Call Proposal following such 30-day period, then the Put / Call Party and the Put / Call Counterparty shall engage a mediator to be agreed among the Put / Call Party and the Put / Call Counterparty (the “Mediator”) (provided that if the parties cannot agree on the mediator, each party shall select a mediator and such mediators shall together unanimously select a neutral mediator who will conduct the non-binding mediation) . The Put / Call Party and the Put / Call Counterparty shall continue to negotiate in good faith and use their respective commercially reasonable efforts to cause the Mediator to resolve all disagreements with respect to the Put / Call Proposal within 30 days after the engagement of the Mediator. All fees and expenses incurred in connection with the engagement of the Mediator pursuant to this Section 9.8 shall be borne 50% by the Put / Call Party and 50% by the Put / Call Counterparty (and, if applicable, each party shall bear the fees and expenses of its mediator engaged to select the final mediator).

ARTICLE X

INTELLECTUAL PROPERTY MATTERS

Section 10.1 Use of Company IP in the US. The Company shall not, and shall not authorize any other Person to, (a) use any Company IP in the US, (b) sell, provide, or otherwise commercialize (directly or indirectly, including through wholesalers or retailers) to Persons in the US any products or services bearing or offered for sale under or in connection with any Company IP, or (c) use or register any Internet domain names or social media accounts targeted primarily to Persons in the US consumers and that incorporate (in whole or in part) any Company IP, in each case, except as expressly permitted by the License Agreement during its term.

Section 10.2 Use of Company IP Outside the US and Authorized Uses of Company IP. When using or authorizing any Person to use any Company IP outside of the US, the Company shall take commercially reasonable steps to preserve the value and goodwill of the Company IP in a manner consistent with the image and prestige of the Company IP. Without limiting the foregoing, the Company shall not, and shall not authorize any Person to:

(a) use any Company IP in any country or jurisdiction subject to an embargo or similar prohibition by any US Governmental Entity;

(b) knowingly use any Company IP (i) in any manner that would disparage, dilute, or otherwise tarnish any of the Company IP or the goodwill or reputation of the Company or any Member or (ii) for any political purpose, religious purpose, or unlawful purposes;

(c) knowingly use any Company IP on or in connection with any goods, services, materials, or content:

(i) that would reasonably be expected to subject the Company or the Express Group to ridicule, embarrassment, public criticism, or scorn;

(ii) involving tobacco, smoking, e-cigarettes, vaping, controlled substances, drugs (or related paraphernalia), alcohol, adult content (including nudity and pornography), firearms, illegal products or activities, fraudulent transactions, terrorism, or obscenity;

(iii) depicting physical, mental or emotional violence or abuse of any kind (whether to people or animals); or

(iv) that are designed, manufactured, distributed, sold or promoted in a manner that does not comply with all applicable laws.

(d) engage in any act or omission that would reasonably be expected to impair or adversely affect the value of the Company IP in the US or any other material Company IP, including knowingly using, or authorizing the use of, any Company IP in connection with a business that engages in any activity involving the use of child labor or compulsory labor, discriminatory practices, payment of unfair or illegal wages or the like.

Section 10.3 Protection, Enforcement and Defense of Company IP. The Company shall use commercially reasonable efforts, consistent with its good faith business judgment, to protect, enforce and defend the Company IP throughout the world, including by filing and prosecuting applications to register Company IP and maintaining in force any registrations of Company IP.

Section 10.4 Information and Notice Obligations. Upon reasonable request by Express, the Company shall use commercially reasonable efforts to provide Express with the following:

(a) the identity of registered and applied-for Company IP, the status of any such item, if available;

(b) samples depicting the use of any Company IP by the Company or any of its licensees; and

(c) information about any actual or suspected infringement, counterfeiting, unfair competition, or opposition to registration, or any notice related to the foregoing.

ARTICLE XI

WINDING UP, DISSOLUTION AND LIQUIDATION

Section 11.1 Dissolution. The Company shall not be wound up and dissolved by the admission of Additional Members or Substituted Members. The affairs of the Company shall be wound up upon the first of the following to occur:

(a) at any time there are no Members; or

(b) the making of a winding-up order in respect of the Company by a court of competent jurisdiction.

Except as otherwise set forth in this Section 11.1, the Company is intended to have perpetual existence. The death, retirement, resignation, Bankruptcy or dissolution of a Member shall not cause a termination, winding up or dissolution of the Company, and, subject to the foregoing provisions of this Section 11.1, the Company shall continue in existence subject to the terms of this Agreement.

Section 11.2 Liquidation and Termination.

(a) On the commencement of winding up of the Company, the Board shall act as liquidator or (in its sole discretion) may appoint one or more representatives, Members or other Persons as liquidator(s). The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in accordance with applicable Law. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company with all of the power and authority of the Board. The steps to be accomplished by the liquidators are as follows:

(i) the liquidators shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation and the sum payable to the Managers or otherwise make adequate provision for payment and discharge thereof and the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine);

(ii) after payment or provision for payment of all of the Company’s liabilities has been made in accordance with Section 11.2(a)(i), all remaining assets of the Company shall be distributed in accordance with Section 4.1 (taking into account, if applicable, the provisions of Section 4.3), after giving effect to all prior Distributions, and a final allocation of all items of Income, gain, Loss and expense shall be made in such a manner that, immediately before distribution of such remaining assets, the positive balance of the Capital Account of each Member shall, to the greatest extent possible, be equal to the net amount that would be distributed to such Member in accordance with Section 4.1 (after satisfaction of any financial obligations of each Member to the Company under any provisions of this Agreement); and

(iii) any non-cash assets will first be written up or down to their Fair Market Value, thus creating hypothetical gain or loss (if any), which hypothetical gain or loss shall be allocated to the Member’s Capital Accounts in accordance with the requirements of Regulations Section 1.704-1(b) and other applicable provisions of the Code and this Agreement. In making such allocations, the liquidators shall allocate each type of asset (e.g., cash or cash equivalents, securities or other property) among the Members ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such holder.

Section 11.3 Complete Distribution. The distribution to a Member in accordance with the provisions of Section 11.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all the Company’s property.

Section 11.4 Final Dissolution. On completion of the distribution of Company assets as provided herein, the Company shall be dissolved (and the Company shall not be dissolved prior to such time), and the Board (or such other Person or Persons as applicable Law may require or permit) shall file a final notice of dissolution with the Secretary of State of the State of Delaware and take such other actions as may be necessary to complete the dissolution of the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is finally dissolved pursuant to this Section 11.4.

Section 11.5 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 11.2 to minimize any losses otherwise attendant upon such winding up.

Section 11.6 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

Section 11.7 HSR Act. Notwithstanding any other provision in this Agreement, in the event that the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) is applicable to any Member by reason of the fact that any assets of the Company shall be distributed to such Member in connection with the winding up and dissolution of the Company, the dissolution of the Company shall not be consummated until such time as the applicable waiting periods (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Member.

Section 11.8 Distribution of Equity Securities of Subsidiaries. In connection with the distribution of Equity Securities of any Subsidiary of the Company, each Member shall take any action necessary such that the rights and privileges that the Members have with respect to their Units immediately prior to such distribution are afforded to such Members in the organizational and other documents of the applicable entity related to such Equity Securities or otherwise, including entering into a stockholders or similar agreement containing such rights and privileges.

Section 11.9 Termination. This Agreement shall terminate with respect to any Member at the time at which such Member ceases to own any Units, except that such termination shall not affect (i) rights perfected or obligations incurred by such Member under this Agreement prior to such termination and (ii) rights or obligations expressly stated to survive such cessation of ownership of Units.

ARTICLE XII

GENERAL PROVISIONS

Section 12.1 Books and Records. The Company (or its designee) shall keep (a) correct and complete books and records of account, and (b) minutes of the proceedings of meetings of the Board and committees thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time. Each Member shall have the right to receive information regarding the Company in accordance with Section 17-305 of the Delaware Act.

Section 12.2 Amendment. Except as otherwise expressly provided in this Section 12.2, this Agreement may be amended, modified, or waived only with the approval of the Board; provided, that any such amendment, modification or waiver (1) that is reasonably expected to have an adverse impact on any Express Holder or (2) to Section 7.6 or Section 7.10 shall each require the prior written consent of such Express Holder. Notwithstanding the foregoing, amendments may be made to this Agreement from time to time by the Board, without the consent of any Member: (i) to correct any typographical or similar ministerial errors that do not adversely affect any Member in any respect without such Member’s written consent, (ii) to delete or add any provision of this Agreement required to be so deleted or added by any applicable Law, (iii) to take such actions as may be necessary (if any) to ensure that the Company will be treated as a partnership for federal income tax purposes, (iv) admit or substitute Members whose admission or substitution has already received the requisite approval in accordance with this Agreement and (v) to update the Schedule of Members and effectuate such technical and other amendments, supplements and modifications to this Agreement as may be required to, inter alia, implement the admission of new or substituted Members or effect the issuance of additional Equity Securities in the Company pursuant to Section 3.2 or other similar matters so long as the applicable underlying change or action giving rise to the amendment was consummated in accordance with the terms of this Agreement and received the requisite approvals. Further, notwithstanding anything to the contrary in this Section 12.2, the Board is authorized to implement any and all amendments to this Agreement specifically required by this Agreement.

Section 12.3 Remedies. Each party shall have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any applicable Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable Law, subject to the limitations set forth herein.

Section 12.4 Successors and Assigns. All covenants and agreements contained in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective Successors in Interest; provided, that no Person claiming by, through or under a Member (whether as such Member’s Successor in Interest or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including any remedy, claim, liability, reimbursement, cause of action or other right).

Section 12.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 12.6 Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 12.7 Applicable Law. This Agreement and all claims, actions, causes of actions and proceedings related to or in connection with this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement or the Company or its operations, each of the Members and the Company unconditionally accepts the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, or if such court does not have jurisdiction, any United States District Court located in the State of Delaware, and in each case the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the Members agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by applicable Law, service of process may be made by delivery provided pursuant to the directions in Section 12.8. To the fullest extent permitted by applicable Law, the Members hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any claim, controversy or dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such courts or any defense of inconvenient forum for the maintenance of such claim, controversy or dispute. Each of the Members agree that a final and unappealable judgment in any such claim, controversy or dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment, or in any other manner provided by applicable Law.

Section 12.8 Addresses and Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) sent by facsimile to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if sent by facsimile before 5:00 p.m. New York time on a Business Day, and otherwise on the next Business Day, (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (d) transmitted, if sent by email transmission before 5:00 p.m. New York time on a Business Day, and otherwise on the next Business Day. Such notices, demands and other communications shall be sent to the address for such recipient set forth on the Schedule of Members attached hereto, or in the Company’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice to the Board or the Company shall be deemed given if received by at the principal location of the Company designated pursuant to Section 2.4.

Section 12.9 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement or security agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company profits, losses, Distributions, capital or property other than as a secured creditor.

Section 12.10 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition. Any waiver by the Company or any Member of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall only be effective if executed in writing by the party making such waiver.

Section 12.11 Waiver of Jury Trial. Each of the parties hereto hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties hereto each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties here may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 12.11.

Section 12.12 Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 12.13 Entire Agreement. This Agreement (including each Schedule and Exhibit attached hereto), the Transaction Documents, and those other documents expressly referred to herein embody the complete agreement and understanding among the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, that may have related to the subject matter hereof in any way.

Section 12.14 Delivery by Email. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of email with scan attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

Section 12.15 Survival. Sections 5.4, 5.5, 7.4, 7.5, 8.4, 12.14, 12.15 and 12.16(b) shall survive and continue in full force in accordance with its terms, notwithstanding any termination of this Agreement or the dissolution of the Company.

Section 12.16 Information.

(a) For so long as the WHP Holder or the Express Holder own any Equity Securities of the Company, as soon as reasonably practicable following receipt by the Company, the Company shall provide such holders with (i) unaudited consolidated quarterly financial statements of the Company and its Subsidiaries and (ii) audited annual consolidated financial statements of the Company and its Subsidiaries. In addition, the Company shall provide such holders with any financial information reasonably required by Express or WHP to comply with their respective obligations under applicable Law (including the listing rules of the applicable stock exchange).

(b) Each Member expressly agrees to maintain, for so long as such Person is a Member and for two years thereafter, the confidentiality of, and not to disclose to any Person other than the Company (and any successor of the Company or any Person acquiring (whether by merger, consolidation, sale, exchange or otherwise) all or a material portion of the assets or Equity Securities of the Company or any of its Subsidiaries), another Member, an Affiliate of a Member, or a Person designated by the Company or any of the foregoing’s respective financial planners, accountants, attorneys or other advisors, any information relating to the business, financial structure, financial position or financial results, clients or affairs of the Company or any of its Subsidiaries that shall not be generally known to the public, except (i) as otherwise required by applicable Law or by any regulatory or self-regulatory organization having jurisdiction or by order of a court of competent jurisdiction, in which case (except with respect to disclosure that is required in connection with the filing of federal, state and local tax returns) prior to making such disclosure such Member shall give written notice to the Company describing in reasonable detail the proposed content of such disclosure and shall permit the Company to review and comment upon the form and substance of such disclosure and allow the Company to seek confidential treatment therefor, and (ii) in the case of any Member who is employed by the Company or any of its Subsidiaries, in the ordinary course of his or her duties to the Company or any of its Subsidiaries; provided, however, that a Member may report to its stockholders, limited partners, members, lenders, other owners or prospective investors, in the ordinary course of business consistent with past practice for investments made by such Member’s Affiliates, as the case may be, regarding the general status of its investment in the Company, including returns on investment, internal rates of return and similar customary metrics reported to investors in or lenders to private investment funds (without disclosing specific confidential information). Notwithstanding the provisions of this Section 12.16 to the contrary, if any holder of Units desires to undertake any Transfer of its Units permitted by this Agreement, such holder may, upon the execution of a confidentiality agreement (in form reasonably acceptable to the Company’s legal counsel) by any bona fide potential Transferee, disclose to such potential Transferee information of the sort otherwise restricted by this Section 12.16 if such holder reasonably believes such disclosure is necessary for the purpose of Transferring such Units to the bona fide potential Transferee.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a deed on the date first set out above:

[IPCO], a [•]

By:
Name:
Title:

EXWHP, LLC, a Delaware limited liability company

By:
Name:
Title:

[WARDROBE], a [•]

By:
Name:
Title:

[Signature Page to Amended and Restated LLC Agreement]

SCHEDULE OF UNITS

(AS OF [•])

[Intentionally Omitted]

SCHEDULE OF MEMBERS

(AS OF [•])

[Intentionally Omitted]

CONTRIBUTION SCHEDULE

[Intentionally Omitted]

EXHIBIT A

Closing Capital Contributions and Capital Accounts

[Intentionally Omitted]